Exhibit 10.2

SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT TETRA TECHNOLOGIES, INC. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

AMENDMENT TO BROMINE REQUIREMENTS SALES AGREEMENT

This First Amendment, dated June 6, 2008 is to the Bromine Requirements Sales Agreement dated December 18, 2006 (the “Agreement”) between Chemtura Corporation, a Delaware corporation having a place of business located at 199 Benson Road, Middlebury, Connecticut 06749 (“Seller) and TETRA Technologies, Inc., having a place of business at 25025 Interstate 45 North, Suite 600, The Woodlands, Texas 77380 (“Buyer”).

WHEREAS Seller and Buyer desire to amend the Bromine Sales Agreement to reflect changes in the shipping terms for bromine;

NOW THEREFORE, the parties agree to amend the Agreement as follows:

1. (a) Section 6 of Attachment A – Commercial Terms of the Agreement is hereby amended by deleting the paragraph directly below the chart and replacing it with the following:

“[***]. Freight charges will be prepaid by Seller, and Seller will invoice Buyer for freight as a separate line item from the product price.”

(b) Section 4 of Attachment B – Additional Terms of the Agreement is hereby deleted in its entirety and replaced by the following:

“4. SHIPMENTS. (a) Buyer shall submit to Seller a written order no less than [***]
hours in advance of each desired delivery of Product hereunder. Such orders shall identify the Product being ordered, the quantity of Product, the delivery location, and the date on which delivery is desired.

(b) Seller’s obligation to supply Product in any month shall be limited to [***]%
of the then-current Target Quantity. If Buyer fails to so order any Binding Commitment,
Seller shall not be obligated subsequently to deliver such unordered quantity. Failure of
Buyer to submit orders for Binding Commitments (provided the Binding Commitment for any month is greater than zero) or to accept delivery of Product (for a month with a
Binding Commitment greater than zero) pursuant to the terms hereof for thirty (30)
consecutive days, except for reasons excusing performance under paragraph 7 hereof, may be deemed by Seller to be a material breach of this Agreement. Buyer may purchase from any third party supplier or internal source any quantity of Product that it requires for operations that is in excess of such [***]% limit, if Seller will not commit to supply such amount within twenty (20) days after Buyer’s written order.

(c) [***]. Seller shall use commercially reasonable efforts to deliver Product at the date and on the time requested. Seller shall arrange for transportation of Products in compliance with all applicable laws and regulations (including DOT requirements).
Buyer shall reimburse Seller for actual freight charges related to such transportation.
[***].

(d) Title and risk of loss for Product [***].

(e) Buyer shall, at the end of each calendar quarter during the term of this
Agreement, provide to Seller a written (and non-binding) forecast estimating Buyer’s anticipated monthly requirements for Product during the following 18-month period.”

2. All other terms of the Agreement shall continue in full force and effect.

3. The validity, interpretation and performance of this Amendment shall be governed by the laws of the State of New York without reference to its principles of conflicts of laws

TETRA TECHNOLOGIES, INC. CHEMTURA CORPORATION

By: /s/ Raymond D. Symens By: /s/ Anne P. Noonan
Name: Raymond D. Symens Name: Anne P. Noonan
Title: Senior Vice President Title: Group President,
Polymer Additives
Date: June 6, 2008 Date: June 6, 2008